EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


FOR IMMEDIATE RELEASE
December 13, 2005

Contact:     Martin A. Thomson
             President and Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041


          FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP QUARTERLY DIVIDEND


     ALPENA, Michigan - December 13, 2005 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ended December 31, 2005. The dividend will be payable to stockholders of record as of December 31, 2005 and will be paid on January 20, 2006. The Company has 3,115,510 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.


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